Exhibit 4.1

                          SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (the "Agreement"), dated as of September 8, 2003, by and among DigitalThink, Inc., a Delaware corporation, with headquarters located at 601 Brannan Street, San Francisco, California 94107 (the "Company"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "Buyer" and collectively, the "Buyers").

         WHEREAS:

     A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act;

     B. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate amount of shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (collectively, the "Initial Common Shares") and (ii) warrants, in substantially the form attached hereto as Exhibit A (the "Initial Warrants"), to acquire that number of shares of Common Stock set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (as exercised, collectively, the "Initial Warrant Shares") (the aggregate purchase price of the Initial Common Shares and the Initial Warrants shall be $10,000,000);

     C. Subject to the terms and conditions set forth in this Agreement, the Buyers shall have the right to participate in two Additional Closings (as defined in Section 1(a)(ii) below) in order to purchase, and require the Company to sell, (i) up to that aggregate amount of Common Stock set forth opposite such Buyer's name in column (5) on the Schedule of Buyers (collectively, the "Additional Common Shares" and, collectively with the Initial Common Shares, the "Common Shares"); and (ii) warrants, in substantially the form attached hereto as Exhibit A (the "Additional Warrants" and, collectively with the Initial Warrants, the "Warrants"), to acquire up to that number of shares of Common Stock set forth opposite such Buyer's name in column (6) on the Schedule of Buyers, which shall equal the product of (i) 35% and (ii) the number of Additional Common Shares purchased by the Buyer (as exercised, collectively, the "Additional Warrant Shares" and, collectively with the Initial Warrant Shares, the "Warrant Shares") (the aggregate purchase price of the Additional Common Shares and the Additional Warrant Shares shall be up to $5,000,000);

     D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Common Shares and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     E. The Common Shares, the Warrants and the Warrant Shares collectively are referred to herein as the "Securities".

     NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

     1. PURCHASE AND SALE OF COMMON SHARES AND WARRANTS.

     (a) Purchase of Common Shares and Warrants.

     (i) Initial Common Shares and Initial Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Initial Closing Date (as defined below), the number of Initial Common Shares as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers, along with Initial Warrants to acquire that number of Initial Warrant Shares as is set forth opposite such Buyer's name in column (4) on the Schedule of Buyers (the "Initial Closing").

     (ii) Additional Common Shares and Additional Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(c), 6(b) and 7(b) below, at the option of each Buyer, the Company shall issue and sell to each Buyer, at up to two Additional Closings for the Buyers, and each Buyer severally, but not jointly, may purchase from the Company on such Additional Closing Dates (as defined below), up to the number of Additional Common Shares as is set forth opposite such Buyer's name in column (5) on the Schedule of Buyers, along with Additional Warrants to acquire Additional Warrant Shares which shall equal the product of (i) 35% and (ii) the number of Additional Common Shares purchased by the Buyer at the applicable Additional Closing, with the maximum number of Additional Warrant Shares that such Buyer can acquire being set forth opposite such Buyer's name in column (6) on the Schedule of Buyers (each, an "Additional Closing").

     (iii) Closings. The Initial Closing and the Additional Closings collectively are referred to in this Agreement as the "Closings". Each Closing shall occur on the applicable Closing Date at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

     (iv) Purchase Price. The purchase price for each Buyer (the "Purchase Price") of the Common Shares and related Warrants to be purchased by each such Buyer at each Closing shall be equal to $2.40 for each Common Share and associated Warrant to purchase 0.35 of a Common Share being purchased by such Buyer at the Closing.

     (b) Initial Closing Date. The date and time of the Initial Closing (the "Initial Closing Date") shall be 10:00 a.m., New York City Time, on the date hereof after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6(a) and 7(a) below (or such later date as is mutually agreed to by the Company and each Buyer).

     (c) Additional Closing Date. The date and time of each Additional Closing (each, an "Additional Closing Date") shall be 10:00 a.m., New York City Time, on the date specified in the applicable Additional Closing Notice (as defined below), subject to satisfaction

(or waiver) of the conditions to each Additional Closing set forth in Sections 6(b) and 7(b) and the conditions contained in this Section 1(c) (or such later date as is mutually agreed to by the Company and the applicable Buyer). Subject to the requirements of Sections 6(b) and 7(b) and the conditions contained in this Section 1(c), each Buyer may purchase, at such Buyer's option, Additional Common Shares (and related Additional Warrants) by delivering written notice to the Company (an "Additional Closing Notice") at any time during the period beginning after the date hereof and ending on and including the date which is 120 days after the Initial Effectiveness Date (as defined in the Registration Rights Agreement). An Additional Closing Notice shall be delivered at least five Business Days prior to the applicable Additional Closing Date set forth in such Additional Closing Notice. An Additional Closing Notice shall set forth (i) the number of Additional Common Shares and related Additional Warrants to be purchased by such Buyer at the applicable Additional Closing, which number, when added to the number of any Additional Common Shares previously purchased by such Buyer, shall not exceed the number of Additional Common Shares as is set forth opposite such Buyer's name in column (5) on the Schedule of Buyers, (ii) the aggregate Purchase Price for the Additional Common Shares and related Additional Warrants to be purchased and (iii) the proposed Additional Closing Date (which date shall be the Additional Closing Date subject to the consent of the Company, not to be unreasonably withheld or delayed). The Company shall promptly deliver a copy of each Additional Closing Notice to the Buyer that did not issue such Additional Closing Notice and allow such Buyer to participate in such Additional Closing. Riverview Group LLC shall have the right to deliver one Additional
Closing Notice and Omicron Master Trust shall have the right to deliver one Additional Closing Notice provided that the Buyers shall only be allowed to participate in the aggregate in two Additional Closings. As used herein, "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

     (d) Form of Payment. On each Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Common Shares and Warrants to be issued and sold to such Buyer at such Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions. Within three (3) Business Days after each Closing Date, the Company shall deliver to each Buyer the Common Shares (in the amounts as such Buyer shall request) that such Buyer is then purchasing along with the Warrants (in the amounts as such Buyer shall request) such Buyer is purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

     2. BUYER'S REPRESENTATIONS AND WARRANTIES.

     Each Buyer represents and warrants with respect to only itself that:

     (a) No Public Sale or Distribution; Prior Sales. Such Buyer is (i) acquiring the Common Shares and the Warrants and (ii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof, in the ordinary course of its business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

     (b) Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

     (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such
Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

     (d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances, prospects and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

     (e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

     (f) Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, "Rule 144");
(ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the

Securities under circumstances in which the seller (or the Person (as defined in Section 3(r)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(f); provided, that in order to make any sale, transfer or assignment of Securities, such Buyer and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

     (g) Legends. Such Buyer understands that the certificates or other instruments representing the Common Shares and the Warrants and, until such time as the resale of the Common Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Warrant Shares, except as set forth below, shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

         [NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) the certificate submitted to the Company's transfer agent evidencing such Securities is accompanied by a separate certificate executed by an officer of, or other person duly authorized by, the Buyer in the form attached hereto as Exhibit G and (ii) either (A) such

Securities are registered for resale under the 1933 Act, (B) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the 1933 Act and that such legend is no longer required, or (C) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144.

     (h) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

     (i) Residency. Such Buyer is a resident of that country or state specified below its address on the Schedule of Buyers.

     (j) Affiliate and Associate Status. As of the Initial Closing such Buyer is not, and as of each Additional Closing such Buyer will not be, an Affiliate or Associate (as such terms are defined in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (the "1934 Act")) of (A) WaldenVC LLC, Walden Media and Information Technology Fund, L.P., Walden Media, LLC, WaldenVC II-Side, Arthur Berliner, George Sarlo, Phillip Sanderson, Richard Lefurgy or Steven Eskenazi, or (B) any other Buyer.

     (k) Pre-existing Holdings. As of the Initial Closing such Buyer does not, and as of each Additional Closing such Buyer will not, together with its Affiliates and Associates hold or beneficially own (as determined in accordance with Section 13(d) of the 1934 Act and Rule 13d-3 thereunder) after giving effect to the Securities being purchased at such Closing more than 14.9% of the Common Stock.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to each of the Buyers that:

     (a) Organization and Qualification. Each of the Company and its Subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted; provided, however, that in the event the Company is not in good standing with the State of Delaware on the Initial Closing Date solely by reason of having failed to pay franchise taxes in an amount not in excess of $70,000, this representation and warranty will be deemed accurate if the Company is in good standing with the State of Delaware within five Business Days after the Initial Closing Date. Each of the Company and each Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material

Adverse Effect. As used in this Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). For purposes of this Agreement, "Subsidiary" any entity in which the Company, directly or indirectly, owns not less than 25% of the capital stock or holds a corresponding equity or similar interest. The Company has no Subsidiaries except as set forth in the SEC Documents (as defined in Section 3(k) of this Agreement).

     (b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)) and the Warrants (collectively, the "Transaction Documents") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Common Shares and the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise thereof have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. As of each applicable Closing, the Transaction Documents dated after the date hereof and required to have been executed and delivered with respect to the Closing shall have been duly executed and delivered by the Company, and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditor's rights and remedies.

     (c) Issuance of Securities. The Common Shares and Warrants are duly authorized and, upon issuance in accordance with the terms of this Agreement, shall be free from all taxes, liens and charges with respect to the issue thereof. As of the applicable Closing Date, the Company shall have duly authorized and reserved for issuance a number of shares of Common Stock which equals a number of shares of Common Stock equal to the Exchange Cap (as defined in the Warrants) less the aggregate number of Common Shares and Warrant Shares outstanding or to be issued on the applicable Closing Date. Upon exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

     (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares and Warrants and reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or bylaws of the Company or any Subsidiary or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any Subsidiary is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Nasdaq National Market (the "Principal Market")) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, except in the case of clauses (ii) and (iii), for such breaches or defaults as would not be reasonably expected to have a Material Adverse Effect.

     (e) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, except for the following consents, authorizations, orders, filings and registrations (none of which is required to be obtained on or before the Initial Closing): (i) compliance with the "Blue Sky" laws in the states in which the Securities are offered or sold, which compliance will be effected in accordance with such laws; (ii) the filing with the SEC of the Registration Statement (as defined in the Registration Rights Agreement) and all related amendments thereto and (iii) the filing of any applicable notification forms with the Nasdaq National Market. The Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the foregoing. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably be viewed as causing the delisting or suspension of the Common Stock in the foreseeable future.

     (f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

     (g) No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (as those terms are defined in Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.

     (h) No Integrated Offering. None of the Company, any Subsidiary, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, any Subsidiary, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

     (i) Dilutive Effect. The Company understands and acknowledges that the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with and subject to this Agreement and the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

     (j) Application of Takeover Protections; Rights Agreement. Assuming the accuracy of the representations and warranties set forth in Sections 2(j) and 2(k) above, the Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's certificate of incorporation or the laws of the state of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities.

     (k) SEC Documents; Financial Statements. Since March 31, 2002, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the date of each applicable Closing, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to the extent that such unaudited statements do not include footnotes). After giving effect to the 8-K Filing (as defined below), no other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

     (l) Absence of Certain Changes. Since March 31, 2003, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or any Subsidiary. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would lead a reasonable creditor to do so. The Company currently is not and, after giving effect to the transactions contemplated hereby to occur at each Closing, will not be Insolvent (as defined below). For purposes of this
Section 3(l), "Insolvent" means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total indebtedness for borrowed money, contingent or otherwise, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

     (m) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or any Subsidiary or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

     (n) Conduct of Business;  Regulatory  Permits.  Neither the Company nor any

Subsidiary is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any
outstanding  series  of  preferred  stock  of the  Company  or  Bylaws  or their organizational charter or bylaws, respectively. Neither the Company nor any Subsidiary is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any Subsidiary, and neither the Company nor any Subsidiary will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since December 31, 2002, (i) the Common Stock has been designated for quotation or listed on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of its certificate, authorization or permit.

     (o) Foreign Corrupt Practices. Neither the Company, nor any Subsidiary, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity;
(ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

     (p) Transactions With Affiliates. Except as set forth in the Company's Annual Report on Form 10-K for the year ended March 31, 2003, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

     (q) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 250,000,000 shares of Common Stock, of which, as of the date hereof, 44,487,203 shares are issued and outstanding, 13,244,836 shares are reserved for issuance pursuant to the Company's employee incentive plan, including options issued and outstanding thereunder, 640,190 are reserved for issuance pursuant to outstanding warrants and no shares are reserved for issuance pursuant to other securities (other than the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. No shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except for registration rights granted to investors in the Company prior to the initial public offering of the Common Stock as set forth in the SEC Documents, there are no agreements or arrangements under which the Company or any Subsidiary is obligated to register the sale of their securities under the 1933 Act (except the Registration Rights Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. The Company has made available to the Buyer true, correct and complete copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's Bylaws, as amended and as in effect on the date hereof (the "Bylaws"), and the terms of all securities convertible into, or exercisable or exchangeable for, Common Stock and the material rights of the holders thereof in respect thereto.

     (r) Indebtedness and Other Contracts. Except as set forth in the SEC Documents, neither the Company nor any Subsidiary (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument as to which the other party(ies) to such contract, agreement or instrument are in breach or default (or with notice or the passage of time would be in breach or default) and such breach or default would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. The SEC Documents set forth each of the Company's "material contracts," as such term is used in Item 601 of Regulation S-K promulgated by the SEC. For purposes of this Agreement: (x) "Indebtedness" of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, change, security interest or other encumbrance upon or in any property or assets

(including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) "Contingent Obligation" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and
(z) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

     (s) Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened in writing against or affecting the Company, the Common Stock or any Subsidiary or any of the Company's or any Subsidiary's officers or directors in their capacities as such.

     (t) Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

     (u) Employee Relations. (i) Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company. No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.

     (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (v) Title. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Neither the Company nor any Subsidiary owns any real property. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

     (w) Intellectual Property Rights. Except as set forth in the SEC Documents and to the knowledge of the Company, the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights ("Intellectual Property Rights") necessary to conduct their respective businesses as now conducted. None of the Company's issued patents that are assigned to it or any registered Intellectual Property Rights that are material to the business of the Company have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or any Subsidiary of Intellectual Property Rights of others except where such infringement would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any Subsidiary regarding its Intellectual Property Rights which could have a Material Adverse Effect. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

     (x) Subsidiary Rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of each Subsidiary as owned by the Company.

     (y) Tax Status. The officers of the Company know of no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

     (z) Internal Accounting Controls. The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. In addition, the Company has established and maintains disclosure controls and procedures as defined in Rule 13a-14 under the 1934 Act and in compliance with Rule 13a-15 under the 1934 Act.

     (aa) Disclosure. The Company confirms that neither it nor, to its knowledge, any officer, director or agent of the Company has provided any of the Buyers or their respective agents or counsel with any information that constitutes material, nonpublic information. The Borrower understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any Subsidiary or either of its or their respective business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company on or before the date hereof but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the Exchange Act of 1934, as amended, are being incorporated into an effective registration statement filed by the Company under the 1933
Act). The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

     (bb) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where such noncompliance would not have a Material Adverse Effect.

     (cc) Form S-3 Eligibility. Other than in connection with primary offerings, the Company is eligible to register shares of Common Stock for resale by the Buyers under Form S-3 promulgated under the 1933 Act.

     4. COVENANTS.

     (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

     (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at such Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States

(or to obtain an exemption from such qualification). The Company shall make all filings and reports that it reasonably determines are necessary relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following each Closing Date; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction.

     (c) Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Common Shares and Warrant Shares and none of the Warrants is outstanding (the "Reporting Period"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination, unless such termination is in connection with an Organic Change (as defined in the Warrants)

     (d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for working capital purposes or to finance possible acquisitions and not for the repayment of any outstanding Indebtedness of the Company or any Subsidiary.

     (e) Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall use its best efforts to maintain the Common Stock's authorization for quotation on the Principal Market. Neither the Company nor any Subsidiary shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market; provided, however, that the Company makes no covenant regarding the trading price of the Common Stock. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

     (f) Fees. The Company shall reimburse the Buyers in the aggregate $15,000 (in addition to amounts already advanced) for the Buyers reasonable expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereunder, which amount will be net funded from the Purchase Price of Riverview Group LLC at the Initial Closing. The Company shall be responsible for the payment of any fees payable to Merriman Curhan Ford & Co. and any other placement agent or broker retained by the Company in connection with transactions contemplated hereby. Except as otherwise set forth in this Agreement or in the Registration Rights Agreement, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

     (g) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) of this Agreement; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

     (h) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City Time, on the first trading day following the Initial Closing Date, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act, and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this
Agreement), the form of Warrant and the Registration Rights Agreement) as exhibits to such filing (including all attachments, the "8-K Filing"). On or before 8:30 a.m., New York City Time, on the first trading day following each Additional Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the transaction consummated or proposed on such date. From and after the filing of the 8-K Filing with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any Subsidiary or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each Subsidiary and each of its respective officers, directors, employees and agents, not to, provide any Buyer with any material nonpublic information regarding the Company or any Subsidiary from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated in this Agreement or the other Transaction Documents; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations, including the applicable rules and regulations of the Principal Market (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

     (i) Additional Securities; Additional Registration Statements. For so long as any Buyer beneficially owns any Warrants, the Company will not issue any other securities that would cause a breach or default under the Warrants. Until such time as the Initial Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the SEC, the Company will not file a registration statement under the 1933 Act relating to securities that are not the Securities, other than a registration statement on Form S-8, in order to register increases in the shares underlying equity incentive plans in existence as of the date of this Agreement.

     (j) Conduct of Business. The business of the Company and each Subsidiary shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

     (k) Corporate Existence. So long as any Buyer beneficially owns any Warrants, or has the right to purchase any Additional Common Shares, the Company shall not enter into an Organic Change unless (i) the surviving or successor entity in such transaction assumes the Company's material obligations hereunder and under the Transaction Documents and is a publicly traded corporation whose common stock is quoted on or listed for trading on a Principal Market, or (ii) the sole consideration received by the Company or its stockholders in the transaction or transactions comprising the Organic Change is cash.

     (l) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, from and after each Closing Date, a number of shares of Common Stock issuable upon exercise of the Warrants being issued at such Closing in conformity with Section 3(c).

     (m) Right of Participation. (i) For a period of 12 months following the Initial Closing Date, the Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange or reserve or set aside for issuance, sale or exchange (a "Future Issuance"), (A) any shares of Common Stock, (B) any other equity security of the Company, including without limitation shares of preferred stock, (C) any debt security of the Company (other than debt with no equity feature), including without limitation any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (D) any security of the Company that is a combination of debt and equity, or (E) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, unless in each case the Company shall have first offered to sell (in the case of public offerings, to the extent permitted by the SEC and other applicable laws, as reasonably determined by the Company upon consultation with counsel) the Offered Securities (as defined) to the Buyers (in all respects upon identical terms and conditions, including, without limitations, unit price and interest rates) as follows: The Company shall offer to sell to each Buyer (1) that portion of the Offered Securities as the number of Initial Common Shares acquired by such Buyer at the Initial Closing bears to the total number of Initial Common Shares acquired by all Buyers at the Initial Closing (the "Basic Amount"), and (2) such additional portion of the Offered Securities as such Buyer shall indicate it will purchase should the other Buyers subscribe for less than their Basic Amounts (the "Undersubscription Amount"), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Buyer (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of twenty (20) days from receipt of the Offer. "Offered Securities" means one-half of the aggregate amount of the securities being issued or sold in the Future Issuance; provided, however, that with respect to Future Issuances that are underwritten public offerings, "Offered Securities" means the Buyers' pro rata share of the aggregate amount of securities being issued or sold in such Future Issuance, calculated on a fully diluted basis.

     (ii) Notice of each Buyer's  intention to accept,  in whole or in part, any

Offer made pursuant to Section 4(m)(i) shall be evidenced by a writing signed by such Buyer and delivered to the Company prior to the end of the 20-day period of such Offer, setting forth such of the Buyer's Basic Amount as such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount as such Buyer shall elect to purchase (the "Notice of Acceptance"). If the Basic Amounts subscribed for by all Buyers are less than the total Offered Securities then each Buyer who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase all Undersubscription Amounts it has subscribed for; provided, however, that should the Undersubscription Amounts subscribed for exceed the difference between the Offered Securities and the Basic Amounts subscribed for (the "Available
Undersubscription Amount"), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Buyer bears to the total Undersubscription Amounts subscribed for by all Buyers, subject to rounding by the Board of Directors of the Company to the extent it deems reasonably necessary.

     (iii) Permitted Sales of Refused Securities. If Notices of Acceptance are not given by the Buyers in respect of all the Offered Securities, the Company shall have ninety (90) days from the expiration of the period set forth in
Section 4(m)(i) to close the sale of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyer (the "Refused Securities") (as well as the other securities proposed to be issued in a Future Issuance) to any other Person or Persons, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

     (iv) Reduction in Amount of Offered Securities. If the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(m)(iii) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or other units of the Offered Securities specified in its Notice of Acceptance to an amount which shall be not less than the amount of the Offered Securities which such Buyer elected to purchase pursuant to Section 4(m)(ii) multiplied by a fraction, (A) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (B) the denominator of which shall be the amount of all Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have been offered to the Buyers in accordance with Section 4(m).

     (v) Closing. Upon each closing under this Section 4(m), which shall include full payment to the Company, the Buyer shall purchase from the Company, and the Company shall sell to the Buyer the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(m)(iv) if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

     (vi) Further Sale. In each case, any securities proposed to be issued in a Future Issuance that are not purchased by the Buyers or other Person or Persons in accordance with Section 4 may not be sold or otherwise disposed of until they are again offered to the Buyers to the same extent, and under the procedures specified in, Section 4(m).

     (vii) Exception. The rights of the Buyers under this Section 4(m) shall not apply to: (A) Common Stock issued as a stock dividend to all holders of Common Stock or upon any subdivision or combination of shares of Common Stock, (B) Securities issued to a Buyer at an Additional Closing or upon exercise of the Warrants or issued upon conversion or exercise of any other currently outstanding securities of the Company pursuant to the terms of such securities,
(C) compensation, equity incentive or similar arrangements with employees, officers, directors, consultants, advisors or service providers, (D) securities issued not primarily for capital raising purposes and in connection with bona fide, arm's length strategic partnerships or joint ventures in which there is a significant commercial relationship with the Company, and (E) securities issued or issuable in connection with one or more bona fide, arm's length acquisitions by the Company, whether through an acquisition for stock or a merger, of any business, assets or technologies the primary purpose of which is not to raise equity capital..

     (o) Certain Post-Closing Covenants. Not later than five (5) Business Days following each Closing Date, to the extent not so delivered at or prior to such Closing Date, the Company shall deliver to each Buyer at such Closing the following items:

     (i) A certificate evidencing the incorporation and good standing of the Company in its state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days of such Closing Date,

     (ii) A certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State of the State of California as of a date within 10 days of such Closing Date;

     (iii) A certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within 10 days of such Closing Date;

     (iv) A letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of such Closing Date; and

     (v) With respect to the Irrevocable Transfer Agent Instructions in the form of Exhibit C attached hereto, (A) in the case of the Initial Closing, an acknowledgement of such instructions in writing by the Company's transfer agent and (B) in the case of an Additional Closing, a letter from such transfer agent that such instructions remain in effect as of the applicable Additional Closing Date.

     5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

     (a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Warrants), a register for the Warrants, in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee), and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

     (b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon exercise of the Warrants in the form of Exhibit C attached hereto (the "Irrevocable Transfer Agent Instructions"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(f) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Securities sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue or reissue, as the case may be, such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

     6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

     (a) Initial Closing Date. The obligation of the Company hereunder to issue and sell the Initial Common Shares and the related Initial Warrants to each Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

     (i) Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

     (ii) Such Buyer shall have delivered to the Company the Purchase Price for the Initial Common Shares and the related Initial Warrants being purchased by such

Buyer at the Initial Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

     (iii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Initial Closing Date.

     (b) Additional Closing Date. The obligation of the Company hereunder to issue and sell the Additional Common Shares and the related Additional Warrants to each Buyer at each Additional Closing is subject to the satisfaction, at or before such Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

     (i) Such Buyer shall have delivered to the Company the Purchase Price for the Additional Common Shares and the related Additional Warrants being purchased by such Buyer at the Additional Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

     (ii) The representations and warranties of such Buyer shall be true and correct in all material respects as of the date when made and as of the Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Additional Closing Date.

     7. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

     (a) Initial Closing Date. The obligation of each Buyer hereunder to purchase the Initial Common Shares and the related Initial Warrants at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

     (i) The Company shall have executed and delivered to such Buyer each of the Transaction Documents and shall have undertaken to deliver, within three (3) Business Days following the Initial Closing Date (A) certificates for the Initial Common Shares (in such denominations as such Buyer shall request) being purchased by such Buyer at the Initial Closing pursuant to this Agreement and
(B) the related Initial Warrants (in such amounts as such Buyer shall request) being purchased by such Buyer at the Initial Closing pursuant to this Agreement.

     (ii) Such Buyer shall have received the opinion of Cooley Godward LLP, the Company's counsel, dated as of the Initial Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit D attached hereto.

     (iii) The Company shall have executed and delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit C attached hereto.

     (iv) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

     (v) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Initial Closing Date, as to
(i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer (the "Resolutions"), (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Initial Closing, in the form attached hereto as Exhibit E.

     (vi) The representations and warranties of the Company shall be true and correct in all material respects (except for representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects (except for covenants, agreements and conditions that are qualified by materiality, which shall be complied with in all respects) with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date.

     (vii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

     (b) Additional Closing Date. The obligation of each Buyer hereunder to purchase the Additional Common Shares and the related Additional Warrants at each of the applicable Additional Closings is subject to the satisfaction, at or before each of the Additional Closing Dates, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

     (i) The Company shall have undertaken to deliver, within three (3) Business Days following the applicable Additional Closing Date (A) certificates for the Additional Common Shares (in such denominations as such Buyer shall request) being purchased by such Buyer at the applicable Additional Closing pursuant to this Agreement and (B) the related Additional Warrants (in such amounts as such Buyer shall request) being purchased by such Buyer at the applicable Additional Closing pursuant to this Agreement.

     (ii) Such Buyer shall have received the opinion of Cooley Godward LLP, the Company's counsel, dated as of the applicable Additional Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit D attached hereto.

     (iii) The Irrevocable Transfer Agent Instructions shall remain in effect as of the applicable Additional Closing Date.

     (iv) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Additional Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Additional Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

     (v) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Additional Closing Date, as to (i) the Resolutions, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the applicable Additional Closing, in the form attached hereto as Exhibit E.

     (vi) The representations and warranties of the Company shall be true and correct in all material respects (except for representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date when made and as of the applicable Additional Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects (except for covenants, agreements and conditions that are qualified by materiality, which shall be complied with in all respects) with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the applicable Additional Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the applicable Additional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit F.

     (vii) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

     8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before forty-five (45) days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the Buyers for the expenses described in Section 4(f) above.

     9. MISCELLANEOUS.

     (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

     (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

     (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of Common Shares representing at least a majority of the amount of the Common Shares. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Common Shares then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Common Shares or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

     (f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

         If to the Company:

                  DigitalThink, Inc.
                  601 Brannan Street
                  San Francisco, Ca  94107
                  Tel:     (415) 625-4000
                  Fax:     (415) 625-4100
                  Attention: Chief Financial Officer

         with a copy to:

                  Cooley Godward LLP
                  One Maritime Plaza, 20th Floor
                  San Francisco, Ca  94111-3580
                  Tel:     (415) 693-2000
                  Fax:     (415) 951-3699
                  Attention:  Jodie M. Bourdet, Esq.

         If to the Transfer Agent:

                  Mellon Investor Services, LLC
                  235 Montgomery St., 23rd Floor
                  San Francisco, CA 94104
                  Tel:     (415) 743-1428
                  Fax:     (415) 989-5241
                  Attention: Kerri Altig

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

     (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Common Shares or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of Common Shares representing at least a majority of the number of the Common Shares, including by merger or consolidation. A Buyer shall not assign its rights hereunder other than (i) to an affiliate of a Buyer or (ii) with the prior written consent of the Company, not to be unreasonably withheld or delayed. In the event of a valid assignment of rights by a Buyer, Buyer's assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

     (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     (i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

     (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     (k) Indemnification. In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any material inaccuracy in any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the Transaction Documents; provided that indemnification pursuant to this clause
(iii) shall not be available to the extent arising from any actions by such Buyer or holder other than in connection with the execution of the Transaction Documents or the purchase of the Securities pursuant thereto. Notwithstanding the foregoing, solely in connection with an Additional Closing, the Indemnitees shall not be entitled to seek indemnification with respect to any material inaccuracy or material breach described in (a) or (b) above if the Company disclosed such inaccuracy or breach prior to the applicable Additional Closing and the Buyers determined to waive such inaccuracy or breach and proceed with the applicable Additional Closing. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in
Section 6 of the Registration Rights Agreement.

     (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     (m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

     (n) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     (o) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitations, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, each Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:                                BUYERS:
DIGITALTHINK, INC.                      THE RIVERVIEW GROUP LLC


By:/s/ MICHAEL W. POPE                  By:/s/ TERRY FEENEY
   --------------------------------        ------------------------------------
   Name:  Michael W. Pope                  Name:  Terri Feeney
   Title: Chief Executive Officer          Title: Chief Operating Officer



                                        OMICRON MASTER TRUST


                                        By:/s/ BRUCE BERNSTEIN
                                           ------------------------------------
                                           Name:  Bruce Bernstein
                                           Title: Managing Partner


SCHEDULE OF BUYERS

(1)                (2)                               (3)           (4)
                                                     Number of
                                                     Initial       Number of
                                                     Common        Initial
Buyer              Address and Facsimile Number      Shares        Warrants

The Riverview      666 Fifth Avenue, 8th floor       3,125,000     1,093,750
Group LLC          New York, New York  10103
                   Attention:  Manager
                   Facsimile: (212) 977-1667
                   Telephone: (212) 841-4100
                   Residence:  Delaware

Omicron Master     c/o Omicron Capital L.P.          1,041,667       364,583
Trust              810 Seventh Avenue
                   39th Floor
                   New York, New York 10019
                   Attention:  Olivier Morali
                   Facsimile:  (212) 803-5269
                   Telephone:  (212) 803-5262
                   Residence: Bermuda


SCHEDULE OF BUYERS (continued)

(5)                (6)                               (7)
                                                     Legal
Maximum Number of  Maximum Number of                 Representative's
Additional Common  Additional                        Address and
Shares             Warrants                          Facsimile Number

1,562,500          546,875                           Schulte Roth & Zabel LLP
                                                     919 Third Avenue
                                                     New York, NY 10022
                                                     Attn:  Eleazer Klein, Esq.
                                                     Facsimile:  (212) 593-5955
                                                     Telephone:  (212) 756-2000

  520,834          182,292


                                    EXHIBITS

Exhibit A         Form of Warrants
Exhibit B         Form of Registration Rights Agreement
Exhibit C         Form of Irrevocable Transfer Agent Instructions
Exhibit D         Form of Company Counsel Opinion
Exhibit E         Form of Secretary's Certificate
Exhibit F         Form of Officer's Certificate
Exhibit G         Buyer's Certificate of Subsequent Sale

EXHIBIT C

                         [DIGITALTHINK, INC. LETTERHEAD]

September 5, 2003




Mellon Investor Services, LLC
235 Montgomery Street, 23rd Floor
San Francisco, CA 94104
Attention: Ms. Kerri Altig


Ms. Altig:

     Reference is made to that certain Securities Purchase Agreement, dated as of September 8, 2003 (the "Securities Purchase Agreement"), by and among DigitalThink, Inc., a Delaware corporation (the "Company"), and the investors named on the Schedule of Buyers attached thereto (collectively, the "Holders"), pursuant to which the Company is issuing to the Holders shares (the "Common Shares") of Common Stock of the Company, par value $0.001 per share (the "Common Stock") and warrants (the "Warrants"), which are exercisable into shares of Common Stock.

     This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time):

     (i) to issue shares of Common Stock upon transfer or resale of the Common Shares from time to time upon delivery to you of a properly completed and duly executed Certificate of Subsequent Sale, in the form attached hereto as Exhibit I; and

     (ii) to issue  shares of Common Stock upon  exercise of the  Warrants  (the
"Warrant Shares") to or upon the order of a Holder from time to time upon delivery to you of a properly completed and duly executed Exercise Notice, in the form attached hereto as Exhibit II, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

     You acknowledge and agree that so long as you have previously received (a) written confirmation from the General Counsel of the Company (or its outside legal counsel) that either (i) a registration statement covering resales of the Common Shares or the Warrant Shares has been declared effective by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act") and the Company has not subsequently notified you that either such registration statement is no longer effective or that there is a Grace Period (as such term is defined in the Registration Rights Agreement between the Company and the Holders dated as of the date hereof) then in effect, or (ii) that sales of the Common Shares or the Warrant Shares may be made in conformity with Rule 144 under the 1933 Act and (b) if applicable, a copy of such registration statement, then within two (2) business days of your receipt of the Common Shares or the Exercise Notice, you shall issue the certificates representing the Common Shares and/or the Warrant Shares, as applicable, and such certificates shall not bear any legend restricting transfer of the Common Shares or the Warrant Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Common Shares and Warrant Shares are not registered for resale under the 1933 Act or able to be sold under Rule 144, then, the certificates for such Common Shares and/or Warrant Shares shall bear the following legend:

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

     A form of written confirmation from the General Counsel of the Company or the Company's outside legal counsel that a registration statement covering resales of the Common Shares and the Warrant Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit III.

     Please be advised that the Holders are relying upon this letter as an inducement to enter into the Securities Purchase Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

     Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (415) 625-4000 or Peter Werner of Cooley Godward LLP, our outside legal counsel, at (415) 693-2172.

                                                   Very truly yours,

                                                   DIGITALTHINK, INC.


                                                   By:  _______________________
                                                        Rob Krolik,
                                                        Chief Financial Officer


THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO

This ___ day of September, 2003

MELLON INVESTOR SERVICES, LLC

By:
     -
      Name:
             ------------------------
      Title:
              -----------------------

Enclosures

cc:    The Riverview Group, LLC

       Omicron Master Trust

       Eleazer N. Klein, Esq.

                                    EXHIBIT I

                     BUYER'S CERTIFICATE OF SUBSEQUENT SALE


To:  [INSERT TRANSFER AGENT]

     Attention: [________________]

     The  undersigned,  the  Investor  or an officer  of, or other  person  duly
authorized      by      the      Investor,       hereby      certifies      that
_____________________________________  institution  was  the
   [fill  in  name of institution]
purchaser of the shares evidenced by the attached certificate, and as such, proposes to transfer such shares on or about _________________ either
                                                            [date]
(i) in accordance with the registration statement, file number [_______________] in which case the Investor certifies that the requirement of delivering a current prospectus has been complied with or will be complied with in connection with such sale, or (ii) in accordance with Rule 144 under the Securities Act of 1933 ("Rule 144"), in which case the Purchaser certifies that it has complied with or will comply with the requirements of Rule 144.

Print or type:


        Name of Investor:

        Name of Individual representing
        Investor (if an Institution):

        Title of Individual representing
        Investor (if an Institution):

Signature by:


        Purchaser or Individual
        representing Investor:

                                   EXHIBIT II

            TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
                        WARRANT TO PURCHASE COMMON STOCK

                               DIGITALTHINK, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock ("Warrant Shares") of DigitalThink, Inc., a Delaware corporation (the "Company"), evidenced by the attached Warrant to Purchase Common Stock (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

     1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

     _________ a "Cash Exercise" with respect to ______________ Warrant Shares;
               and/or

     _________ a "Cashless Exercise" with respect to ___________ Warrant Shares.


     [Insert this paragraph (2) in the event that the holder has not elected a Cashless Exercise in accordance with the terms of the Warrant as to all of the Warrant Shares to be issued pursuant hereto] 2. Payment of Exercise Price. The holder is hereby delivering to the Company payment in the amount of $_________ representing the Aggregate Exercise Price for such Warrant Shares not subject to a Cashless Exercise in accordance with the terms of the Warrant.

     3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______


------------------------------------
Name of Registered Holder


By:
   ---------------------------------
   Name:
   Title:

                                 ACKNOWLEDGMENT


     The Company hereby acknowledges this Exercise Notice and hereby directs [Transfer Agent] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated September __, 2003 from the Company and acknowledged and agreed to by [Transfer Agent].


                                            DIGITALTHINK, INC.



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                   EXHIBIT III

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[TRANSFER AGENT]

Attn:  [____________]

     Re: DigitalThink, Inc.

Ladies and Gentlemen:

     We  are  counsel  to  DigitalThink,   Inc.,  a  Delaware  corporation  (the
"Company"), and have represented the Company in connection with that certain Securities Purchase Agreement, dated as of September 8, 2003 (the "Purchase Agreement"), entered into by and among the Company and the buyers named therein (collectively, the "Holders") pursuant to which the Company issued to the Holders its shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock") and warrants exercisable for shares of Company Common Stock (the "Warrants"). Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement), including the Common Shares and the shares of Company Common Stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 200_, the Company filed a Registration Statement on Form S-3 (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

     In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                                      Very truly yours,

                                                      [ISSUER'S COUNSEL]

                                                      By:_____________________

CC:      [LIST NAMES OF HOLDERS]

                                                                      EXHIBIT D


                               DIGITALTHINK, INC.


                                 Form of Opinion



September [___], 2003


To the investors listed on Schedule A hereto (the "Buyers"):

Ladies and Gentlemen:

We have acted as counsel for DigitalThink, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale of 4,166,667 shares of the Company's Common Stock (the "Shares") and warrants (the "Warrants") to purchase 1,458,333 additional shares of the Company's Common Stock (the "Warrant Shares"), to the Investors under the Securities Purchase Agreement dated as of September 8, 2003 (the "Agreement"). We are rendering this opinion pursuant to
Section 7(a)(ii) of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who are rendering services to the Company in connection with the Agreement (Christopher Westover, Jodie Bourdet, Craig Jacoby and Peter Werner), (ii) receipt of a certificate executed by an officer of the Company covering such matters, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement, the Registration Rights Agreement and the Warrants (the "Agreements")), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreements; that the Agreements are obligations binding upon you; if you are a corporation or other entity, that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Agreements that would modify or interpret the terms of the Agreements or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of California. We note that the parties to the Agreements have designated the laws of the State of New York as the laws governing the
Agreements. Our opinion below as to the validity, binding effect and enforceability of the Agreements is premised upon the result that would obtain if a California court were to apply the internal laws of the State of California (notwithstanding the designation of the laws of the State of New York) to the interpretation and enforcement of the Agreements. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

1.   The  Company  has  been  duly   incorporated  and  is  a  validly  existing
     corporation under the laws of the State of Delaware.

2. The Company has the requisite corporate power to own or lease its property and assets and to conduct its business as, to our knowledge, it is currently being conducted.

3. The Agreements have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except as rights to indemnity under the Agreement and under the Registration Rights Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

4. The Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, the Shares will be validly issued, outstanding, fully paid and nonassessable. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrants, and, upon issuance and delivery against payment therefor in accordance with the terms of the Warrants, will be validly issued, outstanding, fully paid and nonassessable.

5. The execution and delivery of the Agreements by the Company and the issuance of the Shares and the Warrants pursuant to the Agreement do not violate any provision of the Company's Certificate of Incorporation or Bylaws, and do not contravene any governmental statute, rule or regulation applicable to the Company.

6. If the Warrants were to be exercised by the Buyers at the Closing, the issuance of the Warrant Shares to the Buyers would not violate any provision of the Company's Certificate of Incorporation or Bylaws, and would not contravene any governmental statute, rule or regulation applicable to the Company.

7. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the issuance of the Shares, the Warrants and the Warrant Shares have been made or obtained, except for the listing of the Common Shares and the Warrant Shares on the Nasdaq National Market and the effectiveness of the Registration Statement with the Securities and Exchange Commission.

8. Subject to the accuracy as to factual matters of the Buyers' representations in Section 2 of the Securities Purchase agreement, the offer and sale of the Shares, the Warrants and, if the Warrants were to be exercised by the Buyers at the Closing, the Warrant Shares in accordance with the Warrants are exempt from the registration requirements of the Securities Act of 1933, as amended. subject to the timely filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

9. To our knowledge, there is no action, proceeding or investigation pending against the Company before any court or administrative agency that questions the validity of the Agreements or, except as disclosed in the SEC Documents, might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition or operations of the Company.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

                                   Schedule A


                                   The Buyers


The Riverview Group, LLC

Omicron Master Trust

                                                                      EXHIBIT E

                               DIGITALTHINK, INC.


                             SECRETARY'S CERTIFICATE


         The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of DigitalThink, Inc., a Delaware corporation (the "Company"), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of the date hereof, among the Company, and of the investors listed on the Schedule of Buyers attached thereto (the "Purchase Agreement"), represents, warrants and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Any term not specifically defined herein shall have the meaning set forth in the Agreement.

1. Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

2. Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

3. Attached hereto as Exhibit C is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors held on September 2, 2003. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

4. Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Purchase Agreement and each of the

         Transaction Documents (as defined in the Purchase Agreement) on behalf of the Company, and the signature appearing opposite such person's name below is such person's genuine signature.



Name                           Position                       Signature

Michael Pope                   CEO                            /s/ Michael Pope

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this 8th day of September, 2003.





                                                             /s/ Rob Krolik

                                                             Name:  Rob Krolik

                                                             Title: CFO





I, Michael Pope, CEO of the Company, hereby certify that Rob Krolik. is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.



                                                             /s/ Michael Pope

                                                             Name: Michael Pope

                                                             Title: CEO

                                                                      EXHIBIT A


                          Certificate of Incorporation

                                                                      EXHIBIT B


                           Amended and Restated Bylaws

                                                                      EXHIBIT C


                                   Resolutions

                                                                      EXHIBIT F



                               DIGITALTHINK, INC.

II. OFFICER'S CERTIFICATE


     The undersigned, Chief Executive Officer of DigitalThink, Inc., a Delaware corporation (the "Company"), pursuant to Section 7(b)(ix) of the Securities Purchase Agreement, dated as of September 8, 2003, by and among the Company and the investors identified on the Schedule of Buyers attached thereto (the "Securities Purchase Agreement"), hereby represents, warrants and certifies to the Buyers as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):



1.   The  representations  and  warranties  made by the  Company as set forth in
     Section 3 of the Securities Purchase Agreement are true and correct as of the date hereof (except for representations and warranties that speak as of a specific date).

2. The Company has, in all respects, performed or complied with all covenants, agreements and conditions required to be performed or complied with by it at or prior to the date hereof under the Transaction Documents.



     IN WITNESS WHEREOF, the undersigned has executed this certificate this __ day of ______, 200_.

                                                 ---------------------------

                                                 Michael Pope

                                                 Chief Executive Officer

                                    EXHIBIT G

                     BUYER'S CERTIFICATE OF SUBSEQUENT SALE


To:  [INSERT TRANSFER AGENT]

     Attention: [________________]

     The  undersigned,  the  Investor  or an officer  of, or other  person  duly
authorized      by      the      Investor,       hereby      certifies      that
_____________________________________  institution  was  the
   [fill  in  name of institution]
purchaser of the shares evidenced by the attached certificate, and as such, proposes to transfer such shares on or about _________________ either
                                                            [date]
(i) in accordance with the registration statement, file number [_______________] in which case the Investor certifies that the requirement of delivering a current prospectus has been complied with or will be complied with in connection with such sale, or (ii) in accordance with Rule 144 under the Securities Act of 1933 ("Rule 144"), in which case the Purchaser certifies that it has complied with or will comply with the requirements of Rule 144.

Print or type:


        Name of Investor:

        Name of Individual representing
        Investor (if an Institution):

        Title of Individual representing
        Investor (if an Institution):

Signature by:


        Purchaser or Individual
        representing Investor: